Exhibit 99.1

November 4, 2011

YRC Worldwide Reports Third Quarter 2011 Results

•	YRC National tons per day up 4.2%, revenue per hundredweight up 7.5%, operating revenue up 11.5%

•	Regional tons per day up 5.6%, revenue per hundredweight up 8.2%, operating revenue up 14.3%

•	New leadership at YRC National; organization changes at parent company and shared services

OVERLAND PARK, KAN.—YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the third quarter of 2011.

Consolidated operating revenue for the third quarter of 2011 was $1.276 billion, up 12.3% over 2010, and consolidated operating loss was $24 million, which included $12 million of restructuring professional fees and a $15 million non-cash charge for union employee equity awards. As a comparison, the company reported consolidated operating revenue of $1.137 billion for the third quarter of 2010 and a consolidated operating loss of $19 million, which included $7 million of restructuring professional fees.

The company also reported positive operating cash flow for the third quarter of 2011 of $9 million and gross capital expenditures of $14 million resulting in free cash flow usage of $5 million, which included $12 million of restructuring professional fees. As a comparison, the company generated free cash flow for the third quarter of 2010 of $3 million which included $7 million of restructuring professional fees.

As previously announced, Jeff Rogers, formerly president of Holland, was named president of YRC, Mike Naatz, formerly chief customer officer of YRC Worldwide, has been named president of Holland, and Jamie Pierson has been named executive vice president and chief financial officer of YRC Worldwide. The enterprise-wide shared services functions, largely supporting YRC, now report directly to Jeff Rogers as we have redeployed the specific shared services resources supporting the regional companies back to each operating company. This change in organization structure is designed to dramatically improve the alignment of critical sales and marketing, human resources, customer service and operational support functions with each operating company’s delivery of services to customers and provide greater autonomy for each operating company. The streamlined parent company will consist primarily of the traditional corporate financial and legal functions.

“I wish to express my personal thanks to Jeff Rogers for leading the Holland recovery, and look forward to his leadership impact at YRC,” said James Welch, chief executive officer of YRC Worldwide. “We are pleased with the continued year-over-year growth in business volumes as we seek to change the culture of the company and transition to new leadership. The leadership changes at the parent company and YRC, together with the redeployment of our shared services functions, are all designed to position the company for improved operating results from an increased focus on the delivery of consistently reliable service to our customers,” stated Welch.

At September 30, 2011, the company’s cash and cash equivalents were $163 million and availability under its new multi-year, $400 million asset-based loan (‘ABL’) was $116 million for total liquidity of $279 million. As a comparison, the company’s cash, cash equivalents and unrestricted availability under its lending facilities was $173 million at June 30, 2011.

“With our 12.3% revenue increase, our working capital continues to be well managed as demonstrated by the 38.5 days-sales-outstanding for consolidated receivables, which is about one day better than third quarter a year ago,” stated Jamie Pierson, chief financial officer of YRC Worldwide. “The unused availability from the new $400 million ABL facility provides important liquidity to support our working capital needs which are driven by seasonality and our year-over-year revenue growth.”

In addition, the company reported a net loss of $120 million for the third quarter of 2011. The third quarter 2011 net loss includes a $79 million non-cash charge related to fair value adjustments for the derivative instruments embedded in the $140 million Series A notes and $100 million Series B notes due 2015 (‘2015 convertible notes’). As a comparison, the company reported a net loss of $62 million for the third quarter of 2010.

Key Segment Information

Third quarter 2011 compared to the third quarter of 2010:

•

YRC National Transportation operating revenues up 11.5% to $841.6 million, adjusted operating ratio improved by 70 basis points to 100.9, tons per day up 4.2%, shipments per day up 5.5%, revenue per hundredweight up 7.5% and revenue per shipment up 6.2%.

•

Regional Transportation operating revenues up 14.3% to $404.8 million, adjusted operating ratio improved by 180 basis points to 95.2, tons per day up 5.6%, shipments per day up 3.6%, revenue per hundredweight up 8.2% and revenue per shipment up 10.4%.

Equity Conversion

As a result of approvals received at a special meeting of shareholders on September 16, 2011, the company’s authorized common shares were increased from 80 million to 10 billion. The increase in authorized common shares allowed approximately 5 million shares of outstanding preferred stock to automatically convert to approximately 1.9 billion common shares, as compared to the approximately 48 million common shares outstanding prior to the September 16, 2011 shareholder meeting. In addition to the 1.9 billion outstanding common shares, approximately 4.1 billion of the newly authorized common shares were reserved for issuance upon conversion of the 2015 convertible notes.

NASDAQ

As previously announced, the NASDAQ Hearings Panel (the “Panel”) granted the company’s request to remain listed on the NASDAQ. In accordance with the terms of the Panel’s decision, the company must implement a reverse stock split and demonstrate a closing bid price for its common stock above $1.00 per share for ten consecutive trading days on or before December 31, 2011. The company is seeking approval from shareholders for a reverse stock split at its 2011 annual meeting of shareholders scheduled to be held November 30, 2011, with the ratio and timing of implementation of the reverse stock split at the discretion of the company’s board of directors.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Friday, November 4, 2011, beginning at 9:30am ET, 8:30am CT. The conference call will be available to listeners via the YRC Worldwide website yrcw.com. An audio playback will be available after the call also via the YRC Worldwide website.

Certain Non-GAAP Financial Measures

Adjusted operating income (loss) is a non-GAAP measure that reflects the company’s operating income before letter of credit fees, certain union employee equity-based compensation expense, net gains or losses on property disposals, and certain other items including restructuring professional fees and results of permitted dispositions. Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit agreement. Adjusted EBITDA and adjusted operating income (loss) are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring costs included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles.

Adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow have the following limitations:

•

Adjusted operating income (loss) and adjusted EBITDA do not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although adjusted operating income (loss) and adjusted EBITDA exclude either certain union employee equity-based compensation expense or all of it as an expense, respectively, when presenting our ongoing operating performance for a particular period;

•

Adjusted free cash flow excludes the cash usage by the company’s restructuring activities, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows.

•	Other companies in our industry may calculate adjusted operating income (loss), adjusted EBITDA and adjusted free cash flow differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow as secondary measures. The company has provided reconciliations of its non-GAAP measures (adjusted operating income (loss), adjusted EBITDA, free cash flow and adjusted free cash flow) to GAAP measures within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “would,” “anticipate,” “expect,” “believe,” “intend,” and similar expressions are intended to identify forward-looking statements. The company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect the restructuring may have on the company’s customers’ willingness to ship their products on the company’s transportation network, the company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the three months ended March 31, 2011 and Quarterly Report on Form 10-Q for the three months ended June 30, 2011.

The company’s expectations regarding liquidity, working capital and cash flow are only its expectations regarding these matters. Actual liquidity, working capital and cash flow will depend upon (among other things) the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets, the continuation of the wage, benefit and work rule concessions under the company’s modified labor agreement and the factors identified in the preceding paragraph.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is a leading provider of transportation and global logistics services. It is the holding company for a portfolio of successful brands including YRC, YRC Reimer, Holland, Reddaway, New Penn and Glen Moore, and provides China-based services through its Jiayu and JHJ joint ventures. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor  Contact: Paul Liljegren

913-696-6108

paul.liljegren@yrcw.com

Media Contact:     Suzanne Dawson

Linden, Alschuler & Kaplan

212-329-1420

sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands except share data)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$162,814	$143,017
Accounts receivable, net	546,580	442,500
Prepaid expenses and other	183,992	182,515
Restricted amounts held in escrow	64,680	—

Total current assets	958,066	768,032

PROPERTY AND EQUIPMENT:
Cost	3,144,679	3,237,971
Less—accumulated depreciation	(1,733,523)	(1,687,397)

Net property and equipment	1,411,156	1,550,574

OTHER ASSETS:
Intangibles, net	124,828	139,525
Restricted amounts held in escrow	93,805	—
Other assets	96,741	134,802

Total assets	$2,684,596	$2,592,933

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$145,932	$147,112
Wages, vacations, and employees’ benefits	231,088	196,486
Other current and accrued liabilities	304,990	452,226
Current maturities of long-term debt	9,513	222,873

Total current liabilities	691,523	1,018,697

OTHER LIABILITIES:
Long-term debt, less current portion	1,331,585	837,262
Deferred income taxes, net	104,892	118,624
Pension and post retirement	445,268	447,928
Claims and other liabilities	374,006	360,439
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Cumulative Preferred stock, $1.00 par value per share—authorized 5,000,000
Series A Preferred stock, shares issued 1 and 0, liquidation preference $1 and $0	—	—
Series B Preferred stock, shares issued 0 and 0, liquidation preference $0 and $0	—	—
Common stock, $0.01 par value per share—authorized 10,000,000,000 and 80,000,000 shares, issued 1,938,233,000 and 47,684,000 shares	19,382	477
Capital surplus	1,875,874	1,643,277
Accumulated deficit	(1,821,294)	(1,499,514)
Accumulated other comprehensive loss	(241,271)	(239,626)
Treasury stock, at cost (123,000 shares)	(92,737)	(92,737)

Total YRC Worldwide Inc. shareholders’ deficit	(260,046)	(188,123)
Non-controlling interest	(2,632)	(1,894)

Total shareholders’ deficit	(262,678)	(190,017)

Total liabilities and shareholders’ deficit	$2,684,596	$2,592,933

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Nine months
	2011	2010	2011	2010
OPERATING REVENUE	$1,276,418	$1,136,836	$3,656,516	$3,243,081

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	726,777	683,034	2,112,222	2,017,046
Equity based compensation expense	15,443	2,211	14,795	30,540
Operating expenses and supplies	304,177	235,222	888,707	716,011
Purchased transportation	142,241	122,882	402,681	337,784
Depreciation and amortization	46,203	49,785	143,056	150,491
Other operating expenses	76,049	65,967	212,904	186,471
(Gains) losses on property disposals, net	(10,790)	(3,429)	(21,026)	3,183
Impairment charges	—	—	—	5,281

Total operating expenses	1,300,100	1,155,672	3,753,339	3,446,807

OPERATING LOSS	(23,682)	(18,836)	(96,823)	(203,726)

NONOPERATING (INCOME) EXPENSES:
Interest expense	37,679	43,922	116,551	126,234
Equity investment impairment	—	—	—	12,338
Fair value adjustment of derivative liabilities	79,221	—	79,221	—
(Gain) loss on extinguishment of debt, net	(26,035)	1,935	(25,212)	1,935
Restructuring transaction costs	17,783	—	17,783	—
Other, net	(3,588)	(976)	(4,445)	(5,767)

Nonoperating expenses, net	105,060	44,881	183,898	134,740

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(128,742)	(63,717)	(280,721)	(338,466)
INCOME TAX BENEFIT	(8,658)	(3,794)	(15,785)	(9,448)

NET LOSS FROM CONTINUING OPERATIONS	(120,084)	(59,923)	(264,936)	(329,018)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(2,514)	—	(17,876)

NET LOSS	(120,084)	(62,437)	(264,936)	(346,894)
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(267)	(696)	(1,204)	(1,543)

NET LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(119,817)	$(61,741)	$(263,732)	$(345,351)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	(58,048)	—	(58,048)	—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(177,865)	$(61,741)	$(321,780)	$(345,351)

AVERAGE COMMON SHARES OUTSTANDING-BASIC AND DILUTED	351,821	46,530	150,185	36,930

BASIC AND DILUTED LOSS PER SHARE
LOSS FROM CONTINUING OPERATIONS	$(0.51)	$(1.27)	$(2.14)	$(8.87)
LOSS FROM DISCONTINUED OPERATIONS	—	(0.06)	—	(0.48)

NET LOSS PER SHARE	$(0.51)	$(1.33)	$(2.14)	$(9.35)

Amounts attributable to YRC Worldwide Inc. common shareholders:
Loss from continuing operations, net of tax	$(119,817)	$(59,227)	$(263,732)	$(327,475)
Loss from discontinued operations, net of tax	—	(2,514)	—	(17,876)

Net loss	$(119,817)	$(61,741)	$(263,732)	$(345,351)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in thousands)

	2011	2010
OPERATING ACTIVITIES:
Net loss	$(264,936)	$(346,894)
Noncash items included in net loss:
Depreciation and amortization	143,056	155,444
Equity based compensation expense	14,795	30,540
Impairment charges	—	17,619
Gain on sale of affiliate	—	(638)
(Gain) loss on extinguishment of debt	(25,212)	1,935
Fair value adjustment of derivative liabilities	79,221	—
(Gains) losses on property disposals, net	(21,026)	4,583
Deferred income tax benefit, net	(1,269)	(9,963)
Amortization of deferred debt costs	22,627	35,697
Paid-in-kind interest on Series A Notes and Series B Notes	5,126	—
Other noncash items, net	(3,395)	(4,368)
Restructuring transaction costs	17,783	—
Changes in assets and liabilities, net:
Accounts receivable	(104,454)	(37,635)
Accounts payable	(1,003)	(3,367)
Other operating assets	(16,952)	74,538
Other operating liabilities	102,857	73,184

Net cash used in operating activities	(52,782)	(9,325)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(36,083)	(12,935)
Proceeds from disposal of property and equipment	43,356	71,343
Deposits into restricted escrow	(158,485)	—
Disposition of affiliate, net of cash sold	—	22,883
Other	3,463	5,223

Net cash provided by (used in) investing activities	(147,749)	86,514

FINANCING ACTIVITIES:
ABS borrowings, net	(122,788)	(23,497)
Issuance of long-term debt	411,602	153,458
Repayment of long-term debt	(36,466)	(187,858)
Debt issuance costs	(30,472)	(12,713)
Equity issuance costs	(1,548)	(17,323)
Equity issuance proceeds	—	15,906
Stock issued in connection with the 6% notes	—	11,994

Net cash provided by (used in) financing activities	220,328	(60,033)

NET INCREASE IN CASH AND CASH EQUIVALENTS	19,797	17,156
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	143,017	97,788

CASH AND CASH EQUIVALENTS, END OF PERIOD	$162,814	$114,944

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(44,827)	$(31,947)
Income tax (payment) refund, net	(1,288)	83,035
Pension contribution deferral transfer to debt	—	4,361
Lease financing transactions	8,985	29,613
Deferred interest and fees converted to equity	43,164	—
Interest paid in stock for the 6% Notes	2,082	2,007

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2011	2010	%	2011	2010	%
Operating revenue:
YRC National Transportation	$841,561	$755,017	11.5	$2,398,538	$2,159,719	11.1
Regional Transportation	404,811	354,182	14.3	1,172,568	1,014,834	15.5
Truckload	25,998	28,841	(9.9)	76,719	83,942	(8.6)
Other, net of eliminations	4,048	(1,204)		8,691	(15,414)

Consolidated	1,276,418	1,136,836	12.3	3,656,516	3,243,081	12.7
Operating income (loss):
YRC National Transportation	(14,279)	(16,377)		(58,550)	(151,515)
Regional Transportation	12,430	9,935		25,986	(2,929)
Truckload	(2,689)	(2,191)		(10,280)	(6,999)
Corporate and other	(19,144)	(10,203)		(53,979)	(42,283)

Consolidated	$(23,682)	$(18,836)		$(96,823)	$(203,726)
Operating ratio:
YRC National Transportation	101.7%	102.2%		102.4%	107.0%
Regional Transportation	96.9%	97.2%		97.8%	100.3%
Truckload	110.3%	107.6%		113.4%	108.3%
Consolidated	101.9%	101.7%		102.6%	106.3%

Operating ratio is calculated as 100 (i) minus the result of dividing operating income by operating revenue or (ii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of September 30, 2011 (in millions)	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$304.8	$107.0	$411.8
ABL facility – Term A—(capacity $175M; borrowing base $146M; availability $116M)	30.0	(8.3)	21.7
ABL facility – Term B	225.0	(13.3)	211.7
Series A notes	142.7	(36.4)	106.3
Series B notes	100.8	(40.4)	60.4
6% convertible senior notes	69.4	(11.1)	58.3
Pension contribution deferral obligations	147.5	(0.6)	146.9
Lease financing obligations	321.7	—	321.7
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9
Other	0.4	—	0.4

Total debt	$1,344.2	$(3.1)	$1,341.1

As of December 31, 2010 (in millions)	Par Value	Premium/ (Discount)	Book Value
Revolving credit facility (capacity $713.7)	$142.9	$—	$142.9
Term loan	257.1	0.7	257.8
ABS borrowings, secured by accounts receivable (capacity $325.0)	122.8	—	122.8
6% convertible senior notes	69.4	(13.3)	56.1
Pension contribution deferral obligations	139.1	—	139.1
Lease financing obligations	338.4	—	338.4
5.0% and 3.375% contingent convertible senior notes	1.9	—	1.9
Other	1.1	—	1.1

Total debt	$1,072.7	$(12.6)	$1,060.1

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

	0000000000	0000000000	0000000000	0000000000
	Three months		Nine months
	2011	2010	2011	2010
Operating revenue	$1,276,418	$1,136,836	$3,656,516	$3,243,081
Adjusted operating ratio	99.6%	100.6%	100.9%	103.6%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(23,682)	$(18,836)	$(96,823)	$(203,726)
(Gains) losses on property disposals, net	(10,790)	(3,429)	(21,026)	3,183
Impairment charges	—	—	—	5,281
Union equity awards	14,884	—	14,884	24,995
Letter of credit expense	9,343	8,321	25,607	24,943
Restructuring professional fees, included in operating income	12,385	6,594	37,825	28,081
Permitted dispositions and other	3,318	—	6,514	—

Adjusted operating income (loss)	5,458	(7,350)	(33,019)	(117,243)

Depreciation and amortization	46,203	49,785	143,056	150,491
Equity based compensation (benefit) expense	559	2,211	(89)	5,545
Restructuring professional fees, included in nonoperating income	200	179	1,915	585
Reimer Finance Co. dissolution (foreign exchange)	—	—	—	5,540
Other nonoperating, net	3,617	928	4,495	1,421

Adjusted EBITDA	$56,037	$45,753	$116,358	$46,339

	Three months		Nine months
Adjusted EBITDA by segment:	2011	2010	2011	2010
YRC National Transportation	$17,814	$14,372	$33,693	$(22,903)
Regional Transportation	34,851	26,958	78,893	61,690
Truckload	(537)	34	(3,394)	(18)
Corporate and other	3,909	4,389	7,166	7,570

Adjusted EBITDA	$56,037	$45,753	$116,358	$46,339

	Three months		Nine months
Reconciliation of Adjusted EBITDA to adjusted free cash flow:	2011	2010	2011	2010
Adjusted EBITDA	$56,037	$45,753	$116,358	$46,339
Total restructuring professional fees	(12,585)	(6,773)	(39,740)	(28,666)
Permitted dispositions and other not included in adjusted EBITDA	—	1,348	—	(8,210)
Cash paid for interest	(23,971)	(11,009)	(44,827)	(31,947)
Cash paid for letter of credit fees	(7,224)	—	(7,224)	—
Working capital cash flows excluding income tax, net	(2,076)	(23,919)	(76,061)	(69,876)

Net cash provided by (used in) operating activities before income taxes	10,181	5,400	(51,494)	(92,360)
Cash (paid) received for income taxes, net	(1,622)	(253)	(1,288)	83,035

Net cash provided by (used in) operating activities	8,559	5,147	(52,782)	(9,325)
Acquisition of property and equipment	(13,370)	(2,080)	(36,083)	(12,935)

Free cash flow (deficit)	(4,811)	3,067	(88,865)	(22,260)
Total restructuring professional fees	12,585	6,773	39,740	28,666

Adjusted free cash flow (deficit)	$7,774	$9,840	$(49,125)	$6,406

Adjusted operating ratio is calculated as 100 (i) minus the result of dividing adjusted operating income by operating revenue or (ii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

	Three months		Nine months
YRC National Transportation segment	2011	2010	2011	2010
Operating Revenue	$841,561	$755,017	$2,398,538	$2,159,719
Adjusted operating ratio	100.9%	101.6%	101.9%	105.1%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(14,279)	$(16,377)	$(58,550)	$(151,515)
(Gains) losses on property disposals, net	(10,999)	(2,404)	(16,997)	(102)
Impairment charges	—	—	—	3,281
Union equity awards	9,955	—	9,955	18,794
Letter of credit expense	7,493	6,456	20,287	19,368

Adjusted operating loss	(7,830)	(12,325)	(45,305)	(110,174)

Depreciation and amortization	24,153	26,799	76,550	80,628
Reimer Finance Co. dissolution (foreign exchange)	—	—	—	5,540
Other nonoperating, net	1,491	(102)	2,448	1,103

Adjusted EBITDA	$17,814	$14,372	$33,693	$(22,903)

Adjusted EBITDA as % of operating revenue	2.1%	1.9%	1.4%	-1.1%

	Three months		Nine months
Regional Transportation segment	2011	2010	2011	2010
Operating Revenue	$404,811	$354,182	$1,172,568	$1,014,834
Adjusted operating ratio	95.2%	97.0%	97.2%	98.7%

Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$12,430	$9,935	$25,986	$(2,929)
(Gains) losses on property disposals, net	180	(1,086)	(3,186)	3,044
Impairment charges	—	—	—	2,000
Union equity awards	4,929	—	4,929	6,089
Letter of credit expense	1,715	1,744	4,933	5,174

Adjusted operating income	19,254	10,593	32,662	13,378

Depreciation and amortization	15,499	15,960	46,102	47,890
Other nonoperating, net	98	405	129	422

Adjusted EBITDA	$34,851	$26,958	$78,893	$61,690

Adjusted EBITDA as % of operating revenue	8.6%	7.6%	6.7%	6.1%

Adjusted operating ratio is calculated as 100 (i) minus the result of dividing adjusted operating income by operating revenue or (ii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in thousands)

(Unaudited)

	Three months		Nine months
Truckload segment	2011	2010	2011	2010
Operating Revenue	$25,998	$28,841	$76,719	$83,942
Adjusted operating ratio	110.0%	107.3%	112.9%	107.9%

Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(2,689)	$(2,191)	$(10,280)	$(6,999)
(Gains) losses on property disposals, net	1	—	142	42
Union equity awards	—	—	—	111
Letter of credit expense	87	72	248	244

Adjusted operating loss	(2,601)	(2,119)	(9,890)	(6,602)

Depreciation and amortization	2,064	2,152	6,496	6,583
Other nonoperating, net	—	1	—	1

Adjusted EBITDA	$(537)	$34	$(3,394)	$(18)

Adjusted EBITDA as % of operating revenue	-2.1%	0.1%	-4.4%	0.0%

	$0000000	$0000000	$0000000	$0000000
	Three months		Nine months
Corporate and other segment	2011	2010	2011	2010
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(19,144)	$(10,203)	$(53,979)	$(42,283)
(Gains) losses on property disposals, net	27	61	(986)	199
Letter of credit expense	49	49	140	157
Restructuring professional fees, included in operating income	12,385	6,594	37,825	28,081
Permitted dispositions and other	3,318	—	6,514	—

Adjusted operating loss	(3,365)	(3,499)	(10,486)	(13,846)
Depreciation and amortization	4,487	4,874	13,908	15,390
Equity based compensation (benefit) expense	559	2,211	(89)	5,545
Restructuring professional fees, included in nonoperating income	200	179	1,915	585
Other nonoperating, net	2,028	624	1,918	(104)

Adjusted EBITDA	$3,909	$4,389	$7,166	$7,570

Adjusted operating ratio is calculated as 100 (i) minus the result of dividing adjusted operating income by operating revenue or (ii) plus the result of dividing adjusted operating loss by operating revenue, and expressed as a percentage.

YRC Worldwide Inc.

Segment Statistics

(amounts in thousands except workdays and per unit data)

	YRC National Transportation
	3Q11	3Q10	2Q11	Y/Y %	Sequential %
Workdays	64.0	64.0	63.5

Total revenue(a)	$836,568	$746,768	$821,611	12.0	1.8
Total tonnage	1,822	1,747	1,820	4.2	0.1
Total tonnage per day	28.46	27.30	28.66	4.2	(0.7)
Total shipments	3,166	3,001	3,139	5.5	0.9
Total shipments per day	49.47	46.89	49.44	5.5	0.1
Total revenue/cwt.	$22.96	$21.37	$22.57	7.5	1.7
Total revenue/shipment	$264.21	$248.83	$261.71	6.2	1.0
Total weight/shipment	1,151	1,165	1,159	(1.2)	(0.7)
Total Length of Haul	1,273	1,251	1,253	1.8	1.6

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$841,561	$755,017	$826,933
Change in revenue deferral and other	(4,993)	(8,249)	(5,322)

Total picked up revenue	$836,568	$746,768	$821,611

	Regional Transportation
	3Q11	3Q10	2Q11	Y/Y %	Sequential %
Workdays	63.0	63.0	63.5

Total picked up revenue(a)	$404,825	$354,197	$402,063	14.3	0.7
Total tonnage	1,831	1,734	1,850	5.6	(1.0)
Total tonnage per day	29.07	27.52	29.14	5.6	(0.2)
Total shipments	2,551	2,463	2,556	3.6	(0.2)
Total shipments per day	40.49	39.10	40.25	3.6	0.6
Total revenue/cwt.	$11.05	$10.21	$10.86	8.2	1.7
Total revenue/shipment	$159	$144	$157	10.4	0.9
Total weight/shipment	1,436	1,408	1,448	2.0	(0.8)
Total Length of Haul	419	417	419	0.4	(0.1)

Reconciliation of operating revenue to total picked up revenue:
Operating revenue	$404,811	$354,182	$401,688
Change in revenue deferral and other	14	15	375

Total picked up revenue	$404,825	$354,197	$402,063

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.